Exhibit 10.1

AMENDMENT NO. 4

LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to Loan and Security Agreement (this “Amendment”) is entered into as of the 22nd day of April, 2013 (the “Fourth Amendment Date”), by and between PLX Technology, Inc., a Delaware corporation, (“Borrower”) and Silicon Valley Bank (“Bank”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of September 30, 2011 (as amended to date, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.

B. Borrower and Bank desire that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement.

1.1 Section 2.4 (Fees).  Subsection (a) of Section 2.4 of the Loan Agreement is amended and restated in its entirety as follows:

(a)           Commitment Fee.  A fully earned, non-refundable commitment fee of 0.05% of the total commitment, per annum;

1.2 Section 6.7 (Financial Covenants).  Subsection (b) of Section 6.7 of the Loan Agreement is amended and restated in its entirety as follows:

(b)           Consolidated EBITDA.  Maintain Consolidated EBITDA of at least the following, measured on a rolling four fiscal quarter basis:

Quarter End	Minimum Consolidated EBITDA
March 31, 2013 and each fiscal quarter end thereafter	$5,000,000

1.3 Borrowing Base Certificate.  The Borrowing Base Certificate is amended and restated in its entirety as set forth in Exhibit C attached hereto.

1.4 Compliance Certificate.  The Compliance Certificate is amended and restated in its entirety as set forth in Exhibit D attached hereto.

1.5 Section 13 (Definitions).  The definitions for the following terms are amended and restated in their entirety as follows:

““Borrowing Base” is (a) $7,500,000 plus (b) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing amount and percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

““Eligible Foreign Debtors” are Excelpoint Systems Pte., Flextronics Technology, Huawei Technologies, Promate Electronics Co., Answer Technology Co. Ltd., Hakuto Co., Ltd, Paltek, Tekro, Avnet MEMC and Avnet EMG GmbH.

““Revolving Line” is an Advance or Advances in an amount equal to Fifteen Million Dollars ($15,000,000).”

““Revolving Line Maturity Date” is September 30, 2015.”

1.6 Section 13 (Definitions).  Subsection (e) of the definition of “Eligible Accounts” is amended and restated in its entirety as follows:

“(e)           Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada (excluding Quebec) unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing; provided, that, the Accounts of Eligible Foreign Debtors shall be Eligible Accounts subject to a 80% advance rate, provided however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks, which, as determined by Bank, may adversely affect the Collateral, or in accordance with the results of the Initial Audit and on-going periodic exams;”

2. Post-Closing Condition.  Borrower shall cooperate with Bank to complete a collateral audit within ninety (90) days of the Fourth Amendment Date.

3. Borrower’s Representations And Warranties.  Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default, other than the Existing Defaults, has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date, or as contained in Borrower’s public filings with the SEC as of the Fourth Amendment Date, remain true, accurate and complete and have not been otherwise amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e) this Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4. Limitation.  The waiver, amendments and modifications set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1 Amendment.  Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

5.2 Payment of Bank Expenses.  Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred and invoiced through the date of this Amendment.

6. Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

7. Integration.  This Amendment, the Loan Documents and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment or the Loan Documents; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	PLX Technology, Inc.
a Delaware corporation

By: /s/ Arthur O. Whipple
Printed Name: Arthur O. Whipple
Title: CFO

Bank:	Silicon Valley Bank

By: /s/ Greg Peterson
Printed Name: Greg Peterson
Title: Vice President